Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249981 on Form S-1 and Registration Statement No. 333-251883 on Form S-8 of our report dated March 30, 2021, relating to the financial statements of Fisker Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 30, 2021